Exhibit 10.7

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AMENDED AND RESTATED LICENSE AGREEMENT

THIS AMENDED AND RESTATED LICENSE AGREEMENT (this “Agreement”) is effective as of August 6, 2010 (the “Effective Date”), by and between Acceleron Pharma Inc., a corporation organized under the laws of Delaware with a principal place of business at 128 Sidney St., Cambridge, Massachusetts 02139, United States (“Licensee”) and Ludwig Institute for Cancer Research Ltd, a Swiss not for profit corporation with its registered office at Stadelhoferstrasse 22, Zurich 8001, Switzerland and having an office at 605 Third Avenue, New York, NY 10158, United States (“Licensor”).

WHEREAS, Licensor has been engaged in research in the field of Activin Receptor-Like Kinases;

WHEREAS, that research led to the patents, patent applications and other inventions listed in Exhibit A, which are owned solely by Licensor or jointly by Licensor and Licensee;

WHEREAS, Licensee and Licensor are parties to that certain License Agreement, effective as of August 30, 2006 and as amended March 21, 2007 (collectively, the “Prior Agreements”), and desire to amend and restate the Prior Agreements in their entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreements.

NOW, THEREFORE, the Licensee and Licensor hereby agree that the Prior Agreements shall be amended and restated, and further agree as follows:

ARTICLE 1

DEFINITIONS

1.1.                            “Affiliate” means any corporation, limited liability company or other legal entity which directly or indirectly controls, is controlled by, or is under common control with Licensee or its successors or assigns, or any successor or assign of such an entity.  For the purpose of this Agreement, “control” shall mean the direct or indirect

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ownership of at least fifty-one percent (51%) of the outstanding shares on a fully diluted basis or other voting rights of the subject entity to elect directors, or if not meeting the preceding, any entity owned or controlled by or owning or controlling at the maximum control or ownership right permitted in the country where such entity exists.

1.2.                            “Agreement” has the meaning set forth in the preamble.

1.3.                            “ALK-1 Receptor Product” means any product which is comprised at least in part of an extracellular domain of an ALK-1 receptor, as exemplified by amino acids 1-118 of the human ALK-1 sequence presented in U.S. Patent No. 6,316,217, or an active portion thereof.

1.4.                            “ALK-1 Antibody Product” means any product which is comprised at least in part of an antibody or a domain of an antibody that binds to an ALK-1 receptor.

1.5.                            “ALK-2 Receptor Product” means any product which is comprised at least in part of an extracellular domain of an ALK-2 receptor, as exemplified by amino acids 1-124 of the human ALK-2 sequence presented in U.S. Patent No. 6,316,217, or an active portion thereof.

1.6.                            “ALK-3 Receptor Product” means any product which is comprised at least in part of an extracellular domain of an ALK-3 receptor, as exemplified by amino acids 1-152 of the human ALK-3 sequence presented in U.S. Patent No. 6,316,217, or an active portion thereof.

1.7.                            “ALK-3 Antibody Product” means any product which is comprised at least in part of an antibody or a domain of an antibody that binds to an ALK-3 receptor;

1.8.                            “ALK-4 Receptor Product” means any product which is comprised at least in part of an extracellular domain of an ALK-4 receptor, as exemplified by amino acids 1-126 of the human ALK-4 sequence presented in U.S. Patent No. 6,316,217, or an active portion thereof.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.9.                            “ALK-4 Antibody Product” means any product which is comprised at least in part of an antibody or a domain of an antibody that binds to an ALK-4 receptor.

1.10.                     “ALK-5 Receptor Product” means any product which is comprised at least in part of an extracellular domain of an ALK-5 receptor, as exemplified by amino acids 1-121 of the human ALK-5 sequence presented in U.S. Patent No. 6,316,217, or an active portion thereof.

1.11.                     “ALK-5 Antibody Product” means any product which is comprised at least in part of an antibody or a domain of an antibody that binds to an ALK-5 receptor.

1.12.                     “ALK-6 Receptor Product” means any product which is comprised at least in part of an extracellular domain of an ALK-6 receptor, as exemplified by amino acids 1-122 of the murine ALK-6 sequence presented in U.S. Patent No. 6,316,217, or an active portion thereof.

1.13.                     “ALK-6 Antibody Product” means any product which is comprised at least in part of an antibody or a domain of an antibody that binds to an ALK-6 receptor.

1.14.                     “Approval of NDA” means receipt of marketing authorization by the FDA for a Licensed Product.

1.15.                     “Claim” has the meaning set forth in Section 10.1.

1.16.                     “Completion of a Phase II Clinical Study” means completion of the Phase II clinical study in which the primary end point of the study has been met according to the pre-determined statistical analysis plan and that enables the initiation of one or several Phase III registrational studies intended to be used for filing an NDA or BLA with the FDA.

1.17.                     “Effective Date” has the meaning set forth in the preamble.

1.18.                     “Field” means all human therapeutic and diagnostic uses.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.19.                     “First Amendment Date” means March 21, 2007.

1.20.                     “First Demonstration of In Vivo Efficacy of a Licensed Product” means first results indicating that a Licensed Product has the desired effect in an animal model of human disease.

1.21.                     “Initiation of Phase I/Phase II Clinical Study” means dosing the first patient in the first Phase I or Phase II clinical study, as applicable.

1.22.                     “Investigational New Drug Application (“IND”)” means an Investigational New Drug Application, as defined in the United States Food Drug & Cosmetics Act, or similar application or submission that is required to be filed with the FDA before beginning clinical testing of a Licensed Product in human subjects in the United States.

1.23.                     “Licensed Patent Rights” means (a) Licensor’s rights under all patents and patent applications listed in Exhibit A attached hereto, as well as all foreign counterpart patents and patent applications (including future foreign counterparts to the patents and patent applications listed in Exhibit A);  (b) any patents which issue on the applications described in (a); (c) all reissues, reexaminations, renewals, extensions, divisionals, continuations, and continuations-in-part of the foregoing patents and patent applications; and (d) any foreign counterparts and any other forms of protection directed to a Licensed Product including the inventions covered by the patents or patent applications listed in Exhibit A.

1.24.                     “Licensed Product” means any products the making, selling, using or importing of which is covered by a Valid Claim of a Licensed Patent Right and is (i) an ALK-1 Receptor Product; (ii) an ALK-1 Antibody Product; (iii) an ALK-2 Receptor Product; (iv) an ALK-3 Receptor Product; (v) an ALK-3 Antibody Product; (vi) an ALK-4 Receptor Product; (vii) an ALK-4 Antibody Product (viii) an ALK-5 Receptor Product (ix) an ALK-5 Antibody Product; (x) an ALK-6 Receptor Product; (xi) an ALK-6 Antibody Product; provided, however, that any product that ceases to be a “Licensed

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Product” as a consequence of the expiration of a Valid Claim of a Licensed Patent Right shall continue to be considered a “Licensed Product” for the purposes of any milestone or royalty obligations set forth in Sections 4.2, 4.3 and 4.4, subject to applicable limitations set forth therein.  Each of the eleven categories of Licensed Product set forth in parts (i)- (xi) of this Section may be referred to herein as a “Category” of Licensed Product.  The parties shall reasonably agree on the classification of any Licensed Product into a single Category, as appropriate.  Licensed Products classified in any of parts (iii)-(xi) of this Section may be referred to herein as “Licensed Subsequent Products.”

1.25.                     “Licensee” has the meaning set forth in the preamble.

1.26.                     “Licensee Confidential Information” means any non-public scientific, technical, trade or business information that is provided to Licensor by Licensee, which is treated by Licensee as confidential or proprietary, whether or not labeled or identified as “Confidential”.

1.27.                     “Licensor” has the meaning set forth in the preamble.

1.28.                     “Net Revenues” means the combined amount received by Licensee, its Affiliates or its Sublicensees from the sale to unrelated third parties of Licensed Products, less the following items but only insofar as they are actually taken and actually pertain to the disposition of such Licensed Product by Licensee, its Affiliates or its Sublicensees, and are included in such gross revenue:

(a)                     Import, export, excise and sales taxes, and custom duties;

(b)                     Costs of insurance, packing, and transportation from the place of manufacture to the customer’s premises or point of installation;

(c)                      Credit for rebates, returns, allowances, or trades.

Notwithstanding the foregoing, in the event a Licensed Product is sold in conjunction with another active component so as to be a combination product (whether packaged together or in the same therapeutic formulation), Net Revenues shall be calculated by multiplying the Net Revenues of such combination product by a fraction, the numerator

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of which shall be the fair market value of the Licensed Product as if sold separately (determined in accordance with generally accepted accounting principles), and the denominator of which shall be the aggregate fair market value of all the active components of such combination product, including the Licensed Product, as if sold separately.  In the event no such separate sales are made by Licensee or its Sublicensees, Net Revenues of the combination product shall be calculated in a manner to be negotiated and agreed upon by Licensor and Licensee, reasonably and in good faith, prior to any sale of such combination product, which shall be based upon the respective estimated commercial values of the active components of such combination product.

1.29.                     “New Drug Application (“NDA”)” means a New Drug Application pursuant to 21 U.S.C. Section 505 (b)(1), or a Biological License Application (BLA) pursuant to 21 CFR 601.2 or PLA or similar application for marketing approval of a Licensed Product in the United States.

1.30.                     “Original License Date” means August 30, 2006.

1.31.                     “Prior Agreements” has the meaning set forth in the recitals.

1.32.                     “Royalty Term” has the meaning set forth in Section 4.7.

1.33.                     “Sublicensee” means any non-Affiliate third party to whom Licensee has granted the right to research, develop, make, have made, import, have imported, use, have used, sell, have sold, offer for sale, have offered for sale and/or otherwise exploit Licensed Products.

1.34.                     “Sublicensed Product” means, with respect to a particular sublicense hereunder, a Licensed Product covered by the grant of rights included in such sublicense, including with respect to the field and scope of such sublicense.

1.35.                     “Sublicensing Revenue” means all upfront, license, and technology access fees, product milestone payments received by Licensee and specifically related to

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any sublicense of the rights granted pursuant to Section 2.1(a) to a third party, except for (i) direct reimbursement of fully burdened research expenditures, patent prosecution costs and other expenditures, (ii) payments based on the level of sales, profits or other levels of commercialization (including, without limitation, Licensee’s royalties on net sales and/or sharing of Sublicensee’s profits with Licensee) and (iii) consideration received in connection with the issuance of equity by Licensor to the extent that such consideration is not in excess of the fair market value of such equity.

1.36.                     “Valid Claim” means an issued claim of an issued patent within the Licensed Patent Rights, which has not (i) expired or been canceled, (ii) been declared invalid by an unreversed and unappealable decision of a court or other appropriate body of competent jurisdiction, (iii) been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, and/or (iv) been abandoned in accordance with or as permitted by the terms of this Agreement or by mutual written agreement.

ARTICLE 2

LICENSE GRANT

2.1.                            Grant of License.  Licensor hereby grants to Licensee an exclusive, royalty-bearing license under the Licensed Patent Rights to research, develop, make, have made, import, have imported, use, have used, sell, have sold, offer for sale, have offered for sale and otherwise exploit Licensed Products in the Field throughout the world.

2.2.                            Reservation of Rights.  The licenses granted to Licensee hereunder are subject to the reservation of Licensor’s right to make, have made, and use Licensed Products for internal, noncommercial educational and research purposes, but not for sale or other distribution to commercial third parties for use in the Field.  This license is not transferable by Licensee except as provided in Section 12.11, but Licensee shall have the right to grant nonexclusive or exclusive sublicenses hereunder, and to grant to Sublicensees the right to freely grant sublicenses.  Licensee may grant sublicenses of no greater scope than the license granted under Section 2.1.

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2.3.                            Sublicenses.  Except as otherwise provided in a sublicense agreement, if this Agreement terminates for any reason, any Sublicensee shall, from the effective date of such termination, automatically become a direct licensee of Licensor with respect to the rights, terms and conditions granted to the Sublicensee by Licensee; provided however that such Sublicensee is not in breach of its sublicense agreement and continues to perform thereunder.  Notwithstanding the foregoing, Licensor shall not be liable to such Sublicensee with respect to any obligations of Licensee to the Sublicensee.

ARTICLE 3

PROSECUTION OF PATENT APPLICATIONS AND
PAYMENT OF PATENT COSTS

3.1.                            Prosecution of Licensed Patent Rights Owned Solely by Licensor.

(a)                                 Licensor shall prosecute and maintain any and all patent application(s) and patents included in the Licensed Patent Rights that are solely owned by Licensor.  Licensor shall, to the extent reasonably practical, permit Licensee to review all such patent applications and claims made therein as well as all other such filings made in connection with the prosecution and maintenance of the Licensed Patent Rights related to Licensed Product, and Licensor shall reasonably consider all comments of Licensee to such applications, claims and filings.  Licensee shall reimburse Licensor for 100% of all reasonable out-of-pocket expenses incurred by Licensor for the filing for, prosecution and maintenance of the Licensed Patent Rights after the date hereof.  Such expenses shall be reimbursed within thirty (30) days following receipt by Licensee from Licensor of (i) an invoice covering such fees (including copies of invoices for legal fees describing the legal services performed in reasonable detail) and (ii) reasonably satisfactory evidence that such fees were paid.

(b)                                 If Licensor declines to file, prosecute or maintain a patent or patent application to obtain one or more patent(s) included in the Licensed Patent Rights which is solely owned by Licensor then, except as set forth in Section 3.1(b)

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hereof, Licensor shall so notify Licensee, and Licensee may elect to file or take over the prosecution or maintenance of any such patent or patent application, and Licensee shall bear all expenses incurred in connection with such prosecution or maintenance.

(c)                                  In the event that Licensee elects not to pay any of the foregoing patent application costs and fees described in this Section 3.1 with respect to a particular application or patent included in the Licensed Patent Rights following the date hereof, Licensor may, at its option, continue such prosecution or maintenance, although any patent resulting from such prosecution or maintenance will thereafter no longer be subject to the license granted hereunder.

3.2.                            Prosecution of Licensed Patent Rights Jointly Owned by Licensor and Licensee.

(a)                                 Licensee shall, at its sole expense, prosecute and maintain any and all patent application(s) and patents included in the Licensed Patent Rights that are jointly owned by Licensor and Licensee.  Licensee shall, to the extent reasonably practical, permit Licensee to review all jointly owned patent applications and claims made therein as well as all other jointly owned filings made in connection with the prosecution and maintenance of the Licensed Patent Rights related to Licensed Product, and Licensee shall reasonably consider all comments of Licensor to such jointly owned applications, claims and filings.  Licensee shall reimburse Licensor for 100% of all reasonable out-of-pocket expenses incurred by Licensor for the filing for, prosecution and maintenance of the Licensed Patent Rights after the date hereof.  Such expenses shall be reimbursed within thirty (30) days following receipt by Licensee from Licensor of (i) an invoice covering such fees (including copies of invoices for legal fees describing the legal services performed in reasonable detail) and (ii) reasonably satisfactory evidence that such fees were paid.

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(b)                                 If Licensee declines to file, prosecute or maintain a jointly owned patent or patent application to obtain one or more patent(s) included in the Licensed Patent Rights then Licensee shall so notify Licensor, and Licensor may elect to file or take over the prosecution or maintenance of any such patent or patent application, and Licensor shall bear all expenses incurred in connection with such prosecution or maintenance, and any patent resulting from such prosecution or maintenance will thereafter no longer be subject to the license granted hereunder.  The Parties shall be permitted to independently use any jointly owned patent rights that cease to be subject to a license hereunder, without any requirement for mutual consultation or agreement except as may be required by law.

3.3.                            Cooperation.  The Parties shall use commercially reasonable efforts to cooperate in the prosecution and maintenance of the Licensed Patent Rights.

3.4.                            Licensor acknowledges receipt of payment in full for any patent costs incurred prior to the execution of the Original License Agreement or the amendment thereto.  Licensee shall not have any obligation to pay for additional patent costs incurred prior to the execution of the this Agreement (for clarity, the Amended and Restated License Agreement) except to the extent that such costs incurred pursuant to a Prior Agreement for the prosecution or maintenance of patents and patent applications directed to ALK-1 Receptor Products and ALK-1 Antibody Products.

ARTICLE 4

PAYMENTS

4.1.                            Licensing Fees.  Licensee shall pay Licensor [* * *] within thirty (30) days after the execution of this Agreement.

4.2.                            Milestone Payments for ALK-1 Products.  Licensor acknowledges receipt of a milestone payment of $[* * *] for the first demonstration of in vivo efficacy for a Licensed ALK-1 Receptor Product and receipt of a milestone payment of $[* * *] for the

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first administration of a Licensed ALK-1 Receptor Product to a human in a clinical trial.  Licensee shall pay the following milestone payments within thirty (30) days following the first achievement of the following events by Licensee:

Licensed ALK-1 Receptor Product

Completion of a Phase II Clinical Study for a Licensed ALK-1 Receptor Product:	$	[* * *]

Approval of NDA for a Licensed ALK-1 Receptor Product:	$	[* * *]

Licensed ALK-1 Antibody Product

First Demonstration of In Vivo Efficacy for a Licensed ALK-1 Antibody Product:	$	[* * *]

First administration of a Licensed ALK-1 Antibody Product to humans in a clinical trial:	$	[* * *]

Completion of a Phase II Clinical Study for a Licensed ALK-1 Antibody Product:	$	[* * *]

Approval of NDA for a Licensed ALK-1 Antibody Product:	$	[* * *]

In no event shall Licensee be required to pay any of the foregoing milestones more than once.  Licensee shall notify Licensor promptly upon the first occurrence of any such milestone.

4.3.                            Milestones for Licensed Subsequent Products.  Licensee shall pay the following milestone payments within thirty (30) days following the first achievement of

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the following events by Licensee for each Category of Licensed Subsequent Product set forth below:

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Payment for Each Licensed Subsequent Product Category
Milestone Event	ALK-2 Receptor Product		ALK-3 Receptor Product		ALK-3 Antibody Product		ALK-4 Receptor Product		ALK-4 Antibody Product		ALK-5 Receptor Product		ALK-5 Antibody Product		ALK-6 Receptor Product		ALK-6 Antibody Product
First Demonstration of In Vivo Efficacy	$	[* * *]	-[* * *]-		$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
First administration to humans in a clinical trial	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
Completion of a Phase II Clinical Study	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
Approval of NDA	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]

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For clarity, the milestone payments set forth in this Section 4.3 shall be paid only once for each Category of Licensed Product, regardless of how many Licensed Products in the same Category may achieve the milestone event and regardless of whether the same Licensed Product achieves the milestone event more than once.  By way of a nonlimiting example, if two separate products in the ALK-2 Receptor Product Category achieve the same milestone event, only one payment is due.  Furthermore, to the extent a particular product in a particular Category of Licensed Product fails and a replacement Licensed Product in the same Category is selected, any milestones previously paid for such failed Licensed Product shall not be paid a second time with respect to such replacement Licensed Product.  For clarity, the milestone payments set forth in this Section 4.3 are not payable if such milestone is achieved pursuant to a Sublicense.

4.4.                            Royalties for Licensed Product.  Licensee shall pay to Licensor a royalty of [* * *] on Net Revenues of Licensed Products, on a country-by-country and Licensed Product-by-Licensed Product basis through the Royalty Term; provided, however, that on a country-by-country and Licensed Product-by-Licensed Product basis, such royalty shall be reduced to [* * *] on Net Revenues of any Licensed Product the manufacture, use or sale of which is not covered by a Valid Claim of a Licensed Patent Right in such country.

4.5.                            Other Payments.  Licensee shall pay to Licensor a share of Sublicensing Revenue as follows:

(a)                                 [* * *] of the amount of Sublicensing Revenue received, in consideration of a sublicense related to a Sublicensed Product that is an ALK-1 Receptor Product or an ALK-1 Antibody Product, prior to the first filing with the FDA an IND for such Sublicensed Product;

(b)                                 [* * *] of the amount of Sublicensing Revenue received, in consideration of a sublicense related to a Sublicensed Product that is an ALK-1 Receptor Product or an ALK-1 Antibody Product, after the first filing with the FDA of an IND for such Sublicensed Product;

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(c)                                  [* * *] of the amount of Sublicensing Revenue received, in consideration of a sublicense related to a Sublicensed Product that is an ALK-2 Receptor Product, an ALK-3 Receptor Product, an ALK-3 Antibody Product, an ALK-4 Receptor Product, an ALK-4 Antibody Product, an ALK-5 Receptor Product, an ALK-5 Antibody Product, an ALK-6 Receptor Product, or an ALK-6 Antibody Product.

4.6.                            Currency.  For the purpose of determining royalties payable under this Agreement, any royalties or other revenues Licensee receives from Sublicensees in currencies other than U.S. dollars and any Net Revenues denominated in currencies other than U.S. dollars shall be converted into U.S. dollars according to Licensee’s reasonable standard internal conversion procedures, including Licensee’s standard internal rates and conversion schedule.

4.7.                            Royalty Payment Period.  Royalties due under this ARTICLE 4 shall be payable on a country-by-country and Licensed Product-by-Licensed Product basis (X) until the expiration of the last to expire of the Valid Claims included in the Licensed Patent Rights covering such Licensed Product and (Y), with respect to each country in which such Licensed Product is or was covered by a Valid Claim of a Licensed Patent Right, until the later of: (a) the expiration of the last to expire of the Valid Claims included in the Licensed Patent Rights covering such Licensed Product in such country and (b) eight (8) years from the date of first commercial sale of such Licensed Product, on a country-by-country basis, in such country (in each such case, the “Royalty Term”).

4.8.                            Practice of Patents by U.S. Government.  Notwithstanding the provisions of this ARTICLE 4, no royalty shall be payable to Licensor with respect to any sales of Licensed Products on sales made solely to permit the U.S. Government to practice or have practiced or use on its behalf any invention or process covered by Licensed Patent Rights.

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4.9.                            Payment Terms.  Licensee shall deliver to Licensor, within forty five (45) days after each calendar quarter for which a payment is due hereunder, a report showing the information on which payments herein provided are calculated, including a breakdown of income from sales by country of each Licensed Product.  Each such report shall be accompanied by the payment shown to be due thereby.  Royalties based on Net Revenues shall be payable to Licensor in United States dollars.  Where royalties are due for Net Revenues in a country where, for reasons of currency, tax or other regulations, transfer of foreign currency out of such country is prohibited, Licensee has the right to place Licensor’s royalties in a bank account in such country in the name of and under the sole control of Licensor; provided, however, that the bank selected be reasonably acceptable to Licensor and that Licensee inform Licensor of the location, account number, amount and currency of money deposited therein.  After Licensor has been so notified, those monies shall be considered as royalties duly paid to Licensor and will be completely controlled by Licensor.  Licensee shall be responsible for any and all taxes that may be levied by a proper taxing authority on royalties or other payments accruing to Licensor under this Agreement other than income taxes.  Such taxes may not be deducted from royalties or other payments to be paid to Licensor hereunder.

4.10.                     Accounts.  All payments to be made under this Agreement to Licensee shall be made within thirty (30) days of receipt of an invoice from License and shall be made in US Dollars (“USD”) by bank wire transfer to Licensee’s bank account as follows:

Beneficiary/Payee	Ludwig Institute for Cancer Research Ltd.

Account No:

With:

Clearing:

SWIFT:

IBAN

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4.11.                     Late Interest.  If any payment is not made on or before the due date specified herein, Licensor will pay interest on the outstanding amount until paid in full if requested to do so by Licensee.  Interest will be charged at a rate equal to the “Intended Federal Funds Rate” or equivalent plus 2% as specified by the Federal Open Market Committee and currently published by the US Federal Reserve Board at www.federalreserve.gov/fomc/fundsrate.htm.

4.12.                     Audits.  During the Term of this Agreement and for a period of five (5) years thereafter, Licensee shall keep complete and accurate records pertaining to the development, manufacture, use, sale or other disposition of the Licensed Products, in sufficient detail to permit Licensor to confirm the accuracy of all payments due hereunder and compliance with the diligence obligations set forth in Section ARTICLE 11.  Licensee shall have the right to cause an independent, certified public accountant to audit such records.  Such audits may be exercised once each calendar year and only with respect to the then current calendar year and the immediately prior four calendar years, upon reasonable prior written notice to Licensee, and during normal business hours, and Licensee shall bear the full cost of such audit, unless such inspection leads to the discovery of a discrepancy of greater than the greater of ten percent (10%) in reporting to Licensor’s detriment, or of $50,000, for any calendar year.  In such instance, Licensee agrees to pay the reasonable cost of such audit plus interest as stipulated in Section 4.11 from and after the date the audit report is delivered to Licensee.  The terms of this Section 4.12 shall survive any termination or expiration of this Agreement for a period of five (5) years.

ARTICLE 5

INFRINGEMENT BY THIRD PARTY

5.1.                            A Party will notify the other Party if it becomes aware of activities of a Third Party that are believed to infringe any of the Licensed Patent Rights in the Field.  The Parties shall consult as to potential strategy or strategies to terminate such alleged

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infringement without litigation.  With respect to any alleged infringements relating to Licensed Products, Licensee (or its Sublicensee), at its sole discretion, may take reasonable actions to terminate such alleged infringement without litigation.  Licensee shall promptly notify Licensor in writing of its (or its Sublicensee’s) intention with regard to any such infringement.

5.2.                            Enforcement of Licensed Patent Rights.

(a)                                 The Parties agree that as between Licensor and Licensee, Licensee shall have the right, but not the obligation, to institute, prosecute and control any action or proceeding with respect to infringement or defense of any of the Patents within the Licensed Patent Rights in the Field by counsel of its own choice.  If Licensee commences any such action, Licensor agrees to execute all papers and to perform such other acts as may be reasonably required (including consent to be joined as party plaintiffs in such action).  Licensee shall reimburse Licensor for its out-of-pocket expenses incurred in performing such acts at the request of Licensee and Licensor may, at its option and expense, be represented by counsel of its choice.  If Licensee elects not to bring an action or proceeding with respect to such a Licensed Patent Right, or has not provided Licensor with evidence of bona fide negotiations with the alleged infringer, in each case within one hundred twenty (120) days of being notified of infringement, then Licensor shall have the right (but not the obligation) to bring such action and Licensee agrees, at Licensor’s expense, to execute all papers and perform such other acts as may be reasonably required (including consent to be joined as a party plaintiff in such action).  Neither party shall enter into any settlements, stipulated judgment or other arrangement which admits or concedes that any patent, or claims thereof, within the Licensed Patent Rights is invalid, unenforceable or limited in scope, without obtaining the other party’s prior written consent, which consent shall not be unreasonably withheld or delayed.

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(b)                                 Any damages or other monetary awards recovered pursuant to this Section 5.2(b) shall be allocated first to the reasonable costs and expenses of the enforcing party, then to the reasonable costs and expenses, if any, of the other party; and the balance of any recovery pursuant to any suit, proceeding or other legal action taken under this Section shall be treated as Net Revenues for the purposes of royalty calculations hereunder.

5.3.                            Defense of the Licensed Patent Rights.

(a)                                 In any challenges brought or declaratory judgment instituted against any of the Licensed Patent Rights, Licensor shall have the right, but not the obligation, to defend such action provided it shall keep (i) Licensee promptly and fully informed of the litigation; (ii) furnish to Licensee copies of all documents relevant thereto in advance of filing, to permit Licensee an opportunity to comment; and (iii) reasonably consider Licensee’s comments and not take positions adverse to or inconsistent with Licensee’s interests.  If Licensor commences such action, Licensee agrees to execute all papers and perform such other acts as may be reasonably required (including consent to be joined as a party plaintiff in such action).  Neither party shall enter into any settlements, stipulated judgment or other arrangement which admits or concedes that any patent, or claims thereof, within the Licensed Patent Rights is invalid, unenforceable or limited in scope, without obtaining the other party’s prior written consent, which consent shall not be unreasonably withheld or delayed.

(b)                                 Any damages or other monetary awards recovered pursuant to this Section 5.3 shall be allocated first to the reasonable costs and expenses of the enforcing party, then to the reasonable costs and expenses, if any, of the other party; and the balance of any recovery pursuant to any suit, proceeding or other legal action taken under this Section shall be allocated to Licensor.

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5.4.                            Patent Term Extension.  The Parties shall cooperate in selecting a patent within the Licensed Patent Rights to seek a term extension for or supplementary protection certificate under and in accordance with the applicable laws of any country.  Each party agrees to execute such documents and to take such additional actions as the other party may reasonably request in connection therewith.

ARTICLE 6

REPRESENTATIONS OF LICENSOR

6.1.                            Representations of Licensor.  Licensor hereby covenants, represents, and warrants to Licensee as follows:

(a)                                 There are no liens, mortgages, commitments, obligations and encumbrances of any kind or any nature whatsoever against the Licensed Patent Rights;

(b)                                 There are no outstanding options, licenses or agreements of any kind relating to the Licensed Patent Rights conflicting with the rights granted to Licensee under this Agreement.

(c)                                  Licensor has full power and authority to enter into this Agreement and to grant the rights, licenses and privileges granted herein and can perform as set forth in this Agreement without violating the terms of any agreement that Licensor has with any third party; and

6.2.                            Limitations of Representations and Warranties.  The parties agree that nothing in this Agreement shall be construed as:

(a)                                 A warranty or representation that anything made, used, sold, or otherwise disposed of hereunder is or will be free from infringement of rights of third parties; or

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(b)                                 An obligation by Licensor to bring or prosecute actions or suits against third parties for infringement of the Licensed Patent Rights; or

(c)                                  Conferring by implication, estoppel or otherwise, any license or rights under any patents of Licensor other than the Licensed Patent Rights, regardless of whether such other patents are dominant or subordinate to the Licensed Patent Rights.

(d)                                 THE PARTIES HEREBY AGREE THAT LICENSOR MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE LICENSED PATENT RIGHTS.

ARTICLE 7

TERM OF LICENSE

7.1.                            Term.  This Agreement and the rights and licenses hereunder shall be in effect beginning on the Effective Date and continuing on a Licensed Product-by-Licensed Product and country-by-country basis until the end of the applicable Royalty Term, as defined in Section 4.7.  Upon expiration of this Agreement, all licenses granted hereunder shall become fully-paid, perpetual and irrevocable.

7.2.                            Termination for Breach.  Subject to Sections 11.1 and 11.2, if this Agreement is materially breached by either party, including any monetary breach, the non-breaching party may elect to give the breaching party written notice describing the alleged breach, and, if the breaching party has not cured such breach within sixty (60) days, or thirty (30) days for any monetary breach, after receipt of such notice, the notifying party will be entitled, in addition to any other rights it may have under this Agreement, to terminate this Agreement in its entirety, or, in the event of a breach under Section 11.1, or 11.2, with respect to the applicable category or subcategory of Licensed Product only, effective immediately; provided, however, that if either party receives notification from the other of a material breach and if the party alleged to have breached

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this Agreement notifies the other party in writing within thirty (30) days of receipt of such breach notice that it disputes the asserted breach, the matter will be submitted to arbitration as provided in ARTICLE 9 (Dispute Resolution) of this Agreement.  In such event, the non-breaching party shall not have the right to terminate this Agreement or any portion hereof until it has been determined in such arbitration proceeding that the other party materially breached this Agreement, and the breaching party fails to cure such breach within sixty (60) days after the conclusion of such arbitration proceeding or within thirty (30) days in the case of monetary breach.

7.3.                            Termination by Licensee.  Licensee may terminate this Agreement at any time upon thirty (30) days notice to Licensor.

7.4.                            Effect of Termination.  Termination of this Agreement for any reason shall not release any party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination, nor preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued or are based upon any event occurring prior to such termination.  Upon any termination, Licensor will immediately return to Licensee its Licensee Confidential Information.  Any provision which, by its nature is intended to survive termination or expiration of this Agreement shall survive and continue to be enforceable, including without limitation, ARTICLE 1 (Definitions), Section 2.3 (Sublicenses), Section 6.2 (Limitations of Representations and Warranties), Section 7.4 (Effect of Termination), ARTICLE 8 (Confidentiality), ARTICLE 9 (Dispute Resolution) and ARTICLE 12 (Miscellaneous).

ARTICLE 8

CONFIDENTIALITY

8.1.                            General.  Licensor and Licensee agree that the Licensed Patent Rights and the existence of this Agreement shall be held in strict confidence and that no information concerning the same shall be disclosed by either party hereto to any third party without

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the prior written consent of the other party, except as may be required by law (including compulsory legal process).  Information shall not be considered confidential or subject to this ARTICLE 8 if it can be demonstrated to have been developed by Licensee without the use of such information furnished by Licensor, in the possession of Licensee prior to disclosure by Licensor or become part of the public domain by publication of a patent or by any other means except an unauthorized act or omission by a party to this Agreement.  Notwithstanding the foregoing, Licensee shall have the right, without Licensor’s consent, to disclose the Licensed Patent Rights and the terms and conditions of this Agreement to third parties in connection with the exercise of its rights and license hereunder and to potential investors and partners of Licensee.

8.2.                            Licensee Confidential Information.  Licensor will not publish or disclose to third parties any of the Licensee Confidential Information.  This confidentiality obligation does not apply to information which is lawfully and in good faith made available to Licensor from an independent source, is already published through no breach of this Agreement, or is/was known by Licensor independent of Licensee’s disclosure as evidenced by written records at the time of disclosure.  The provisions of this Section 8.2 are in addition to, and not in lieu of or in limitation to the obligations of the parties set forth in Section 8.1.

ARTICLE 9

DISPUTE RESOLUTION

9.1.                            Any and all disputes of whatever nature arising, between the parties of this Agreement or the underlying business relationship, including termination thereof, and which is not resolved between the parties themselves, shall be submitted to binding arbitration before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect as of the Effective Date.  Such arbitration shall take place in the Commonwealth of Massachusetts.  Judgment upon the award of the arbitrator may be entered in any court having jurisdiction thereof.  Arbitration hereunder shall be in lieu of all other remedies and procedures available to the

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parties, except that either party may seek an injunction or other equitable remedy to the extent available.

ARTICLE 10

PRODUCT LIABILITY

10.1.                     Licensee agrees that Licensor shall have no liability to Licensee or to any purchasers or users of Licensed Products made or sold by Licensee for any claims, demands, losses, costs, or damages suffered by Licensee, or purchasers or users of Licensed Products, or any other party, which may result from personal injury, death, or property damage related to the manufacture, use, or sale of such Licensed Products, except to the extent the foregoing is the result of Licensor’s negligence, willful misconduct or a breach of this Agreement (“Claims”).  Licensee agrees to defend, indemnify, and hold harmless Licensor, their trustees, officers, agents, and employees from any such Claims, provided that (i) Licensee is notified promptly of any Claims, (ii) Licensee has the sole right to control and defend or settle any litigation within the scope of this indemnity, and (iii) all indemnified parties cooperate to the extent necessary in the defense of any Claims.

10.2.                     At such time as Licensee begins to sell or distribute Licensed Products (other than for the purpose of obtaining regulatory approvals), Licensee shall at its sole expense, procure and maintain policies of comprehensive general liability insurance comparable to those held by companies developing or selling similar products and in any case in amounts not less than $10,000,000 per incident and $50,000,000 in annual aggregate and naming Licensor as additional insureds.  Such comprehensive general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for Licensee’s indemnification under Section 10.1.  In the event the aforesaid product liability coverage does not provide for occurrence liability, Licensee shall maintain such comprehensive general liability insurance for a reasonable period of not less than five (5) years after it has ceased commercial distribution or use of any Licensed Product.

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ARTICLE 11

DILIGENCE

11.1.                     Commercial Development Obligation.

(a)                                 ALK-1.  In order to maintain in force the license granted pursuant to Section 2.1(a) with respect to Licensed ALK-1 Receptor Products and Licensed ALK-1 Antibody Products, each separately, Licensee shall, either by itself or through its Sublicensees, use commercially reasonable efforts and diligence, commensurate with the state of development, market potential and strategic value of any Licensed Product, to develop a Licensed ALK-1 Receptor Product and a Licensed ALK-1 Antibody Product, and thereafter to produce and sell reasonable quantities of Licensed Product.  The parties hereto acknowledge and agree that achievement of the diligence milestones described in Sections 11.2(a) and 11.2(b) for Licensed ALK-1 Receptor Product and Licensed ALK-1 Antibody Product, respectively, on or before the dates set forth therein shall be evidence of compliance by Licensee with its commercial development obligations with respect to such Categories of Licensed Products hereunder for the time periods specified in Section 11.2. In the event that Licensor believes that Licensee has not met its diligence obligations as required hereunder for either a Licensed ALK-1 Receptor Product, a Licensed ALK-1 Antibody Product or a Licensed Subsequent Product, Licensor shall provide Licensee with a written notice that specifies the basis for such belief.  Upon such notice, Licensee shall have sixty (60) days to respond in writing with (a) proof of diligent efforts, and/or (b) a plan to meet such diligence milestones to Licensor’s satisfaction, and/or (c) a reasonable rationale as to why the milestone could not reasonably have been met, or cured, due to factors beyond Licensee’s control, and, in the case of clause (b) or (c), Licensee shall also provide to Licensor a revised reasonable diligence timeline, consistent with the revised development timeline of a Licensed ALK-1 Receptor Product, a Licensed ALK-1 Antibody Product or a Licensed Subsequent Product, as applicable.  In the event that Licensee does not provide responses that are reasonably satisfactory to

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Licensor, Licensor shall have the right to terminate the Agreement in accordance with Section 7.2, but only for that category of Licensed Product, either Licensed ALK-1 Receptor Product, Licensed ALK-1 Antibody Product or Licensed Subsequent Product, for which Licensee is determined to have failed to meet its diligence obligations hereunder.  Otherwise, Licensor shall not have the right to terminate such license pursuant to this ARTICLE 11.  The termination of the license granted hereunder with respect to one category of Licensed Product shall not terminate or in any way affect the license granted hereunder with respect to any other category of Licensed Product.

11.2.                     Diligence Milestones for ALK-1.  Prior to signing this Agreement, Licensee shall have provided to Licensor the Research and Development Plan attached hereto as Exhibit B, under which Licensee intends to bring the subject matter of the Licensed Patent Rights to the point of commercial use.  This Research and Development Plan is hereby incorporated by reference into this Agreement and is the basis for the following performance milestones:

(a)                                 Diligence Milestones for a Licensed ALK-1 Receptor Product:

(1)                                 by six (6) years after the Original License Date, Initiation of Phase II Clinical Study with a Licensed ALK-1 Receptor Product.

(b)                                 Diligence Milestones for a Licensed ALK-1 Antibody Product:

(1)                                 by six (6) years after the First Amendment Date, Initiation of Phase I Clinical Study with a Licensed ALK-1 Antibody Product;

(2)                                 by nine (9) years after the First Amendment Date, Initiation of Phase II Clinical Study with a Licensed ALK-1 Antibody Product.

(c)                                  Diligence Milestones for a Licensed Subsequent Product:

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(1)                                 by three (3) years after the Effective Date, have tested a Licensed Subsequent Product for in vivo activity.

(d)                                 Licensor acknowledges that the identification, isolation and production of clinically useful antibodies that bind to ALK-1 is an unpredictable process requiring substantial investment on the part of Licensee.  Therefore, Licensor agrees that if, after generating and characterizing anti-ALK-1 antibodies in accordance with the Research and Development Plan as set forth in Exhibit B, Licensee requires additional time to accomplish any of milestones (1), (2) or (3) of Section 11.2(b) as a result of difficulties in obtaining a sufficiently potent antibody, Licensee shall, upon delivery of a written statement to Licensor describing such difficulties and describing the activities proposed to be undertaken by Licensee to address such difficulties, be entitled to amend Section 11.2(b) to extend the time for performance of milestones (1), (2) and (3) by up to twenty-four (24) months in order to allow Licensee to accomplish the milestone in question.

11.3.                     Other Categories.  In order to maintain in force the license granted pursuant to Section 2.1(a) with respect to the following groupings of Categories of Licensed Products: (i) ALK-2 Receptor Product, (ii) ALK-3 Receptor Product and ALK-3 Antibody Product, (iii) ALK-4 Receptor Product and ALK-4 Antibody Product, (iv) ALK-5 Receptor Product and ALK-5 Antibody Product, and (v) ALK-6 Receptor Product and ALK-6 Antibody Product, each grouping separately, Licensee shall, either by itself or through its Sublicensees, use commercially reasonable efforts and diligence, commensurate with the state of development, market potential and strategic value of any of the Licensed Products listed above (i-v), to develop such a Licensed Product, and thereafter to produce and sell reasonable quantities of such Licensed Product.  In addition, upon request by Licensor, Licensee shall use commercially reasonable efforts and diligence, on an as-available basis, to supply Licensor with reasonable amounts of at least one antibody or receptor-Fc fusion for each such grouping, and such materials shall

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be provided to Licensor subject to terms and conditions of a separate material transfer agreement.  The supply of the first such reagent shall be available to Licensor within one (1) year of the Effective Date and the supply of reagent with respect to all remaining groupings shall be made within three (3) years of the Effective Date.  Following the initial supply of reagent for each grouping, Licensee shall have no obligation to manufacture or have manufactured reagent solely to satisfy the requests of Licensor, but if Licensee continues to manufacture or have manufactured such reagents, it will use commercially reasonable efforts and diligence, on an as-available basis, to supply Licensee with reasonable amounts such reagents for non-clinical research use, provided that Licensee shall have no obligation to supply Licensor with any Licensed Product in development for human use and may substitute a non-human cognate for any such clinical Licensed Product.  In the event that Licensor believes that Licensee has not met its diligence obligations as required hereunder for any grouping, Licensor shall provide Licensee with a written notice that specifies the basis for such belief.  Upon such notice, Licensee shall have sixty (60) days to respond in writing with (a) proof of diligent efforts, and/or (b) a plan to meet provide such reagent to Licensor’s satisfaction, and/or (c) a reasonable rationale as to why the reagent could not reasonably be supplied on the timeline set forth here, due to factors beyond Licensee’s control, and, in the case of clause (b) or (c), Licensee shall also provide to Licensor a revised reasonable diligence timeline, consistent with the revised development timeline of such grouping, as applicable.  In the event that Licensee does not provide responses that are reasonably satisfactory to Licensor, Licensor shall have the right to terminate the Agreement in accordance with Section 7.2, but only for the Category or Categories of Licensed Products within the grouping for which Licensee has failed to timely provide the requisite reagent.  Otherwise, Licensor shall not have the right to terminate such license pursuant to this ARTICLE 11.  The termination of the license granted hereunder with respect to one or more Categories of Licensed Products shall not terminate or in any way affect the license granted hereunder with respect to any other Category of Licensed Product.

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11.4.                     Reports and Clinical Development.  Licensee will provide Licensor with an annual report on the progress of the development of all Licensed Products, such report shall be due upon the anniversary of the Effective Date and shall be treated as Licensee’s Confidential Information.  In addition, Licensee shall consider Licensor, or any of its affiliated clinical sites, for participation in clinical trials for any Licensed Products in the oncology field.

ARTICLE 12

MISCELLANEOUS

12.1.                     Notices.  All notice, requests, demands and other communications hereunder shall be in English and shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents with confirmation of receipt; or (c) sent to the parties at their respective addresses indicated herein by registered or certified mail, return receipt requested and postage prepaid, or by private overnight mail courier services with confirmation of receipt.  The respective addresses to be used for all such notices, demands or requests are as follows:

(a)                                 If to LICENSOR, to:

Ludwig Institute for Cancer Research

605 Third Avenue/33rd Floor

New York, NY 10158

ATTN:  Jonathan C.A. Skipper, Ph.D.

Phone No.:  212-450-1539
Fax No.:  212-450-1555

Or to such other person or address as Licensor shall furnish to Licensee in writing.

(b)                                 If to LICENSEE, to:

Acceleron Pharma Inc.
128 Sidney St.

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Cambridge, Massachusetts 02139
ATTN: Chief Executive Officer
Phone No.:  617-649-9200
Fax No.:  617-576-2224

With a copy to:

Marc A. Rubenstein, Esq.

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

Phone No.: 617-951-7826

Fax No.: 617-951-7050

If personally delivered, such communication shall be deemed delivered upon actual receipt by the “attention” addressee or a person authorized to accept for such addressee; if transmitted by facsimile pursuant to this Section, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this Section, such communication shall be deemed delivered upon receipt by the “attention” addressee or a person authorized to accept for such addressee; and if sent by mail pursuant to this Section, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal.  Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Section 12.1

12.2.       Severability.  Each provision contained in this Agreement is declared to constitute a separate and distinct covenant and provision and to be severable from all other separate, distinct covenants and provisions.  It is agreed that should any clause, condition or term, or any part thereof, contained in this Agreement be unenforceable or prohibited by law or by any present or future legislation then such clause, condition, term or part thereof, shall be amended, and is hereby amended, so as to be in compliance with the said legislation or law but, if such clause, condition or term, or part thereof, cannot be amended so as to be in compliance with the said legislation or law, then such clause, condition, term or part thereof is severable from this Agreement and the rest of the

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clauses, terms and conditions or parts thereof contained in this Agreement shall remain unimpaired.

12.3.       No Amendment.  This Agreement may not be amended or modified otherwise than by a written agreement executed by Licensor and Licensee or their respective successors and legal representatives.

12.4.       Governing Law.  This Agreement, the legal relations between the parties and any action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement or the Prior Agreements shall be governed by and construed in accordance with the internal laws of the State of New York, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

12.5.       Waiver.  No waiver of a breach of any provision of this Agreement shall be deemed to be, or shall constitute, a waiver of a breach of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver of such breach unless otherwise expressly provided in such waiver.

12.6.       Headings.  The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

12.7.       Counterparts/Facsimiles.  This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.  Facsimile signatures shall be deemed original.

12.8.       Recitals.  The recitals to this Agreement are true and correct and are made a part of this Agreement.

12.9.       No Endorsement.  Licensee agrees that it shall not make any form of representation or statement which would constitute an express or implied endorsement by Licensor of any Licensed Product, and that it shall not authorize others to do so, without

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first having obtained written approval from Licensor, except as may be required by governmental law, rule or regulation.  Licensor agrees, however, that Licensee may identify Licensor as the inventor of the Licensed Patent Rights in any advertising or publicity material.

12.10.     Entire Agreement.  This Agreement sets forth the complete agreement of the parties concerning the subject matter hereof.  No claimed oral agreement in respect thereto shall be considered as any part hereof.  No waiver of or change in any of the terms hereof subsequent to the execution hereof claimed to have been made by any representative of either party shall have any force or effect unless in writing, signed by duly authorized representatives of the parties.  Upon the effectiveness of this Agreement, the Prior Agreements shall be deemed amended and restated and superseded and replaced in their entirety by this Agreement, and shall be of no further force or effect.

12.11.     Assignment.  This Agreement shall be binding upon and inure to the benefit of any successor or assignee of Licensor.  This Agreement is not assignable by Licensee without the prior written consent of Licensor (not to be unreasonably withheld or delayed), except that Licensee may assign this Agreement without the prior written consent of Licensor to any Affiliate or any successor of, or purchaser of a substantial part of, the assets of its business to which this Agreement pertains or services utilizing the methods within the Licensed Patent Rights.  Any permitted assignee shall succeed to all of the rights and obligations of Licensee under this Agreement.

12.12.     Third-Party Technology.  Nothing in this Agreement will impair Licensee’s right to independently acquire, license, develop for itself, or have others develop for it, intellectual property and technology performing similar functions as the technology described in the Licensed Patent Rights or to market and distribute products other than Licensed Products based on such other intellectual property and technology.

12.13.     Certain Damages.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR

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INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY.

12.14.     Force Majeure.  Neither party shall lose any rights hereunder or be liable to the other party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting party if the failure is occasioned by war, strike, fire, Act of God, earthquake, flood, lockout, embargo, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence or intentional conduct or misconduct of the nonperforming party, and such party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a party be required to settle any labor dispute or disturbance.

12.15.     Consents and Approvals.  Whenever provision is made in this Agreement for either party to secure the consent or approval of the other, that consent or approval shall not unreasonably be withheld or delayed, and whenever in this Agreement provisions are made for one party to object to or disapprove a matter, such objection or disapproval shall not unreasonably be exercised.

12.16.     Further Assurances.  Each party hereto agrees to execute, acknowledge and deliver such further instruments, and to do all other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed:

(Licensor)

LUDWIG INSTITUTE FOR CANCER RESEARCH LTD

Date:	August 17, 2010	By:	/s/ Edward A. McDermott, Jr.

		Name:	Edward A. McDermott, Jr.

		Title:	President

Date:	August 17, 2010	By:	/s/ Jonathan Skipper

		Name:	Jonathan Skipper

		Title:	Executive Director, IP + Licensing

Date:		By:

Name:

Title:

Date:		(Licensee)

ACCELERON PHARMA INC.

		By:	/s/ John Knopf

		Name:	John Knopf, Ph.D.

		Title:	Chief Executive Officer

APPRROVED AS TO LEGAL FORM Initials: /s/ JDQ Date: 6-Aug-2010 Acceleron Pharma Legal Department

[Signature Page to Amended and Restated License Agreement]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit A

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit B

Research and Development Plan for Licensed ALK-1 Receptor Product

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Research and Development Plan for Licensed ALK-1 Antibody Product

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Research and Development Plan for Licensed Subsequent Product

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